EXHIBIT 16.1

October 24, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Re:     Applied Microsystems Corporation
File No. 000-26778

Dear Sir or Madam:

     We have read Item 4 of Form 8-K of Applied Microsystems Corporation dated October 24, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP